Exhibit 10.5

SECURITIES PURCHASE AGREEMENT

by and between

BLACK RAVEN ENERGY, INC.,

a Nevada corporation

and

WEST COAST OPPORTUNITY FUND, LLC

a Delaware limited liability company

AUGUST 27, 2009

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made and entered into, dated for reference purposes as August 27, 2009, by and between BLACK RAVEN ENERGY, INC., a Nevada corporation (the “Company”), and WEST COAST OPPORTUNITY FUND, LLC, a Delaware limited liability company (“Purchaser”), with respect to the following facts:

RECITALS:

A.                                   On January 16, 2009, the Court confirmed that certain “Modified Second Amended Joint Plan of Reorganization filed by PRB Energy, Inc., and PRB Oil & Gas, Inc.,” dated December 3, 2008 (the “Plan”), and the confirmation of the Plan thereafter became effective on February 2, 2009 (the “Confirmation Date”).

B.                                     On April 13, 2009, the parties executed the Agreement Regarding New Equity Raise Under the Modified Second Amended Joint Plan of Reorganization (“New Equity Agreement”).

C.                                     Pursuant to the New Equity Agreement, the parties have agreed to execute this Agreement in order to memorialize the terms and conditions on which Purchaser shall purchase certain shares of the common capital stock of the Company.

AGREEMENTS:

NOW, THEREFORE, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.                                      DEFINITIONS.  For purposes of this Agreement:

1.1                               “ARTICLES OF INCORPORATION” means the Company’s Amended and Restated Articles of Incorporation, as filed with the Secretary of State of the State of Nevada on February 2, 2009.

1.2                               “CLOSING” means the closing of the transactions contemplated by this Agreement, as further described in Sections 2.2 and 2.3, below.

1.3                               “COMMON STOCK” means the common capital stock of the Company.

1.4                               “FINANCIAL STATEMENTS” means the Company’s unaudited statement of income and expense for the period from January 1, 2009, through March 31, 2009, and unaudited non-GAAP balance sheet dated as of March 31, 2009, copies of which have been made available to Purchaser.

1.5                               “FINANCIAL STATEMENTS DATE” means June 30, 2009.

1.6                               “MATERIAL ADVERSE EVENT” means an occurrence or circumstance having a consequence that, individually or in the aggregate, is materially adverse as to the business, properties, assets, liabilities, affairs, prospects, operations, operating results, or condition (financial or otherwise) of the Company; provided, however, that such term shall not include any circumstance or change related to (a) general economic conditions, (b) securities markets generally, or (c) fluctuations in the price of the Company’s securities unrelated to any event that (without regard to the foregoing clauses (a) and (b) and this clause (c)) would constitute a Material Adverse Event hereunder.

1.7                               “NEW EQUITY AGREEMENT” has the meaning ascribed thereto in the Recitals, above.

1.8                               “PLAN” has the meaning ascribed thereto in the Recitals, above.

1.9                               “SECURITIES ACT” means the Securities Act of 1933, as amended from time to time.

1.10                        “SHARES” means the shares of Common Stock being issued and sold by the Company to the Purchaser pursuant to this Agreement.

1.11                        “SUBSIDIARY” means any other corporation, association or other business entity in which the Company owns or controls more than fifty percent (50.0%) of the outstanding capital stock.

2.                                                                                      PURCHASE AND SALE OF SHARES OF COMMON STOCK

2.1                               AUTHORIZATION AND SALE OF COMMON STOCK.

(a)                                  SALE.  The Company has authorized the issuance and sale to Purchaser an aggregate of two hundred fifty thousand (250,000) Shares of the Company’s Common Stock.

(b)                                  PURCHASE.  Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase at the Closing, and the Company agrees to sell and issue to Purchaser at the Closing, two hundred fifty thousand (250,000) Shares of the Company’s Common Stock, at an aggregate purchase price of five hundred thousand dollars ($500,000) (the “Purchase Price”).

2.2                               CLOSING.  The purchase, sale and issuance of the shares of the Company’s Common Stock shall take place concurrent with the execution of this Agreement or on a later date mutually agreeable to the parties (the “Closing”).

(a)                                  PAYMENT.  At the Closing, Purchaser shall pay to the Company the full Purchase Price, by (a) check payable to the Company, (b) wire transfer in accordance with the Company’s instructions, or (c) any combination of the foregoing and within three business days of such payment, the Company shall issue a certificate or certificates to the Purchaser evidencing the Common Stock purchased hereunder.

(b)                                  ISSUANCE OF CERTIFICATES. Within three (3) business days following the Closing, the Company shall deliver to Purchaser certificates representing the Shares issued in the names of the Purchaser, against payment of the purchase price therefor by check, wire transfer, cancellation of indebtedness or any combination thereof in accordance with SECTION 2.2(a), above.  In the event that payment by a Purchaser is made, in whole or in part, by cancellation of indebtedness, then such Purchaser shall surrender to the Company for cancellation at the Closing any evidence of such indebtedness or shall execute an instrument of cancellation in form and substance acceptable to the Company.

3.                                      REPRESENTATIONS AND WARRANTIES OF COMPANY.  Except as otherwise set forth in the Company Disclosure Schedule attached hereto as EXHIBIT A, specifically identifying the relevant subparagraphs hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder (the “Company Disclosure Schedule”), which has been furnished to Purchaser prior to the execution hereof, as a material inducement to the Purchaser to enter into this Agreement and purchase the Shares of Common Stock hereunder, the Company hereby represents and warrants to Purchaser that:

3.1                               CORPORATE ORGANIZATION AND AUTHORITY.  The Company (a) is a corporation duly organized, validly existing, authorized to exercise all its corporate powers, rights and privileges, and in good standing under the laws of the State of Nevada; (b) has the corporate power and authority to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted; (c) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement; and (d) is qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the failure so to qualify would be a Material Adverse Event.

3.2                               CAPITALIZATION.  Immediately prior to the Closing, the authorized capital stock of the Company shall consist of:

(a)                                  COMMON STOCK.  Two Hundred Fifty Million (250,000,000) shares of Common Stock, of which 15,667,878 are issued.

(b)                                  PREFERRED STOCK.  One Hundred Million (100,000,000) shares of Preferred Stock, none of which are issued and outstanding.

(c)                                  OTHER SECURITIES.  Except for (a) the Company’s obligation to issue to certain creditors under the Plan certain stock purchase warrants that (i) shall entitle the holders of such warrants to purchase in the aggregate up to 1,500,000 shares of Common Stock at an exercise price of $2.50 per share and (ii) shall expire if not exercised on or before December 31, 2013, (b) certain preemptive rights that were granted under the Plan, (c) Purchaser’s obligation to purchase shares of Company capital stock pursuant to the Plan, and (d) the Shares to be issued under this Agreement, there are not outstanding any options,  rights or agreements for the purchase or acquisition from the Company of any shares of its capital stock.  Except for the Articles of Incorporation, the Company is not a party to or subject to any agreement or understanding, and to the Company’s knowledge there is no agreement or understanding between any individuals and/or entities, which affects or relates to the voting or giving of written consents with respect to any Company security or the voting by a director of the Company.

(d)                                  PRIOR SHARES.  The outstanding shares of Common Stock are duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

3.3                               SUBSIDIARIES.  The Company has no Subsidiaries..  The Company is not a participant in any joint venture, partnership or similar arrangement.

3.4                               AUTHORIZATION.  All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of all obligations under this Agreement, , the Articles of Incorporation, and the authorization, sale and issuance (or reservation for issuance) and delivery of the Shares and of the Common Stock has been taken.  This Agreement constitutes the legally binding and valid obligation of the Company enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.5                               VALIDITY OF SHARES.  The Shares, when issued, sold and delivered in accordance with the terms and for the consideration expressed in this Agreement, shall be duly and validly issued (including, without limitation, issued in compliance with applicable federal and state securities laws), fully paid and nonassessable and will be free of restrictions on transfer, other than restrictions of transfer under this Agreement, and under applicable state and federal securities laws

3.6                               NO CONFLICT WITH OTHER INSTRUMENTS.  The execution and delivery of this Agreement, and the performance by the Company of its obligations under this Agreement will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice: (a) any provision of the Company’s Articles of Incorporation or Bylaws; (b) any provision of any judgment, writ, decree or order to which the Company is a party or by which it is bound; (c) any contract, obligation or commitment to which the Company is a party or by which it is bound; or (d) any federal or state statute, rule or governmental regulation applicable to the Company.  The execution, delivery and performance of this Agreement, and all other agreements contemplated hereby to which the Company is a party and the consummation of the transactions contemplated hereby will not result in any such violation, or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

3.7                               LITIGATION.  There is no action, proceeding or investigation pending or (to the knowledge of the Company) threatened, or any basis therefor known to the Company, that questions the validity of this Agreement or the right of the Company to enter into any of them or to consummate the transactions contemplated thereby or that might result, either individually or in the aggregate, in any Material Adverse Event, including, without limitation, any action, proceeding or investigation involving the prior employment or consulting of any of the Company’s employees or consultants or their use of any information or techniques alleged to be proprietary to any former or current employer of any such employee or consultant.  There is no judgment, writ, decree, injunction, or order of any court or government agency or instrumentality in effect against the Company, and the Company is not in default with respect to any order, judgment, injunction, writ, or decree of any governmental authority, except the Bankruptcy Court order relating to the payment of the principal and interest of PRB Funding, LLC and valid mechanic’s liens.  The Company has not received any opinion or memorandum or legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which if imposed upon the Company would cause a Material Adverse Event.  There is no action, suit, proceeding or investigation by the Company currently pending or which the Company presently intends to initiate.

3.8                               TITLE TO PROPERTIES; LIENS AND ENCUMBRANCES.  The property and assets the Company owns are owned by the Company free and clear of all mortgages, liens, loans and encumbrances, except (a) as reflected in the Financial Statements, ( b) as described in Exhibit A, the Company Disclosure Schedule (c) for statutory liens for the payment of current taxes that are not yet delinquent, and (d) for liens, encumbrances and security interests that arise in the ordinary course of business and minor defects in title, none of which, individually or in the aggregate, materially impair the Company’s ownership or use of such property or assets.  With respect to the property and assets it leases, the Company is in compliance with such leases and holds a valid leasehold interest free of any liens except for the pre-petition mechanic’s liens, claims or encumbrances, subject to clauses (a) through (d) of this Section 3.8.

3.9                               PATENTS AND OTHER PROPRIETARY RIGHTS

(a)          To the best of the Company’s knowledge, the Company owns, possesses, has a license to, has access to or can become licensed on reasonable terms under, all patents, patent applications, trademarks, service marks, trade names, licenses, inventions, computer software, technical information and copyrights necessary for the operation of its business as now conducted and as proposed to be conducted by the Company with no known (after reasonable inquiry) infringement of or conflict with the rights of others (nor any basis therefor).

(b)          There are no outstanding options, licenses or agreements of any kind, express or implied, relating to the matters listed in subsection 3.9(a), above, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity.

(c)          The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or any proprietary rights of any other person or entity.

(d)          The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee’s commercially reasonable efforts to promote the interests of the Company or that would conflict with the Company’s business as presently conducted.

(e)          Neither the execution and delivery by the Company of this Agreement or the Transaction Documents to which Company is a party, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of Company’s business as presently conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated.

(f)            The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

3.10                        NO DEFAULTS, VIOLATIONS OR CONFLICTS.  The Company, except for the default interest rate being paid on the PRB Funding, LLC promissory note, and certain approved claims by the bankruptcy court, and certain outstanding mechanic’s liens, is not in violation or default of any term or provision of its Articles of Incorporation or Bylaws, or any term or provision of any indebtedness, mortgage, indenture, contract, agreement, judgment, writ, statute, rule, regulation or any decree or order or of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which would be a Material Adverse Event.

3.11                        RELATED PARTY TRANSACTIONS.  Except as set forth on EXHIBIT A and except for relationships of Atticus Lowe and the Purchaser to which the Company makes no representations in this Section 3.11, there are no agreements, understandings, or proposed transactions between the Company and any of its officers, directors, stockholders, affiliates, or any affiliate thereof, and (a) no employee, officer or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them, (b) no such person has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, or directors of the Company and members of their immediate families may own less than one percent (1.0%) of the stock in publicly traded companies that may compete with the Company, and (c) no member of the immediate family or any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

3.12                        EMPLOYEE COMPENSATION PLANS.  The Company is not a party to or bound by (a) any currently effective employment contracts (except for employment contracts that are terminable at will), (b) deferred compensation agreements, (c) bonus plans, (d) incentive plans, profit sharing plans, retirement agreements or other employee compensation agreements, and (e) does not maintain or contribute to, and has never maintained or contributed to, any “employee benefit plan,” as such term is defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

3.13                        EMPLOYEE RELATIONS.  The Company’s employees are not represented by any labor unions nor, to the Company’s knowledge, is any union organization campaign in progress.  The Company has no collective bargaining agreements with any of its employees.  There is no strike, labor dispute, or labor union organizing activity pending or, to the Company’s knowledge, threatened with respect to the Company.  To the Company’s knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the Company’s knowledge, the continued employment by the Company of its present employees, and the performance of the Company’s contracts with its independent contractors will not result in any such violation.  The Company has not received any notice alleging that any such violation has occurred.  No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company.  The Company is not aware that any officer or key employee, or that any group of key employees intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of key employees.

3.14                        BROKERS AND FINDERS.  The Company has not retained any investment banker, broker or finder in connection with the transactions contemplated by this Agreement, and will not be obligated to pay any finder’s fee or commission in connection with this transaction.

3.15                        GOVERNMENTAL CONSENTS.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for the filing pursuant to federal or state securities laws, including, but not limited to: Regulation D under the Securities Act; and the “blue sky” securities laws of each State in which any Purchaser has its principal executive office, and the rules thereunder, each of which filings will be effected within fifteen (15) days after the Closing or within the required statutory period.

3.16                        ENVIRONMENTAL REGULATIONS.  The Company, the operation of its business and any real property that the Company owns or has owned, leases or has leased or otherwise occupies or uses or has occupied or used (the “Premises”) are, to the best of the Company’s knowledge, in compliance with all applicable Environmental Laws (as defined below) and orders or directives of any governmental authorities having jurisdiction under such Environmental Laws.  The Company has not received any citation, directive, letter or other communication, written or oral, or any notice of any proceeding, claim or lawsuit, from any person arising out of the ownership or occupation of the Premises, or the conduct of its operations, and the Company is not aware of any basis therefor.  To the best of the Company’s knowledge, no material expenditures are or will be required in order to comply with any Environmental Laws.  For purposes of this Agreement, the term “Environmental Laws” shall mean any federal, state, local or foreign law, ordinance, rule, regulation, permit and authorization pertaining to the protection of human health or the environment.

3.17                        MINUTE BOOK.  The minute book of the Company contains a complete summary of all meetings of directors and stockholders and contains all written consents of such directors and stockholders since the time of incorporation, and accurately reflects in all material respects all transactions referred to in such minutes.

3.18                        ABSENCE OF CERTAIN CHANGES.  Since the Financial Statements Date, and at all times up to the Closing, there has not been, and, so far as reasonably can be foreseen at this time, there is not reasonably likely to be, any event or condition of any character which has materially adversely affected, or is likely to affect, the Company’s business operations, assets, condition (financial or otherwise), liabilities, earnings or prospects including but not limited to:

(a)                                  Any Material Adverse Event;

(b)                                  Any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company, other than the repurchase of unvested shares of Common Stock of the Company issued to employees, officers or directors of or consultants to the Company;

(c)                                  Any waiver by the Company of a valuable right or of a material debt owed to it;

(d)                                  Any material change or amendment to a contract or arrangement by which the Company or any of its assets or properties is bound or subject;

(e)                                  Any damage, destruction or loss to any asset of the Company (whether or not covered by insurance) that, individually or in the aggregate, would constitute a Material Adverse Event;

(f)                                    Any commitment, transaction or other action by the Company other than in the ordinary course of business and consistent with past practice;

(g)                                 Any amendment or other change to the Articles of Incorporation or Bylaws of the Company (except as contemplated by this Agreement);

(h)                                 Any sale or other disposition of any right, title or interest in or to any assets or properties of the Company or any revenues derived therefrom other than in the ordinary course of business and consistent with past practice;

(i)                                    Either (i) any approval or action to put into effect any general increase in any compensation or benefits payable to any class or group of employees of the Company, any increase in the compensation or benefits payable or to become payable by the Company to any of its directors, officers or any of its employees whose total compensation after such increase would exceed $250,000 per annum (collectively, “Key Employees”) or any bonus, service award, percentage compensation or other benefit paid, granted or accrued to or for the benefit of any Key Employee, or (ii) the adoption or amendment in any material respect of any employee benefit plan or compensation commitment or any severance agreement or employment contract to which any Key Employee is a party;

(j)                                    Any material change in any accounting principle or method or election for federal income tax purposes used by the Company;

(k)                                Any labor trouble, or any event or condition of any character, materially adversely affecting the business or plans of the Company; or

(l)                                    Any authorization, approval, agreement or commitment to do any of the foregoing.

3.19                        TAX RETURNS, PAYMENTS AND ELECTIONS.  Except for the Company’s federal and state income tax returns for the taxable years ended December 31, 2007, and December 31, 2008 (which the Company has not yet filed by reason of the Company’s prior bankruptcy filing), the Company has timely filed all tax returns (federal, state and local) and reports as required by law and all taxes, assessments and other government charges imposed upon the Company, or upon any of the assets, income or franchises of the

Company, have been timely paid.  To the knowledge of the Company, such returns and reports are true and correct in all material respects.  To the knowledge of the Company, the Company has paid all taxes and other assessments due prior to the taxable year ended December 31, 2007.  There are (a) no actual or proposed Tax deficiencies, assessments or adjustments with respect to the Company or any assets or operations of the Company; (b) no consent has been given with respect to the Company to extend the time in which any Tax may be assessed or collected by any taxing authority, except for the federal and state income tax returns for the taxable years ended December 31, 2007, and December 31, 2008; (c) there are no ongoing or pending Tax audits by any taxing authority against the Company except for an audit by the State of Wyoming covering multiple years in which Black Raven Energy (f/k/a PRB Energy, Inc.) was an operator (d) none of the assets or income items of the Company has been or potentially is subject to Tax under Section 1374 of the Internal Revenue Code, as amended (the “Code”) (or any corresponding provision of state, local or foreign law).  “Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall, profits, environmental, customs, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other similar tax, governmental fee, governmental assessment or governmental charge of any kind whatsoever, including any interest, penalties or additions to Tax or additional amounts with respect to the foregoing.  The Company has not elected pursuant to the Code to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, respectively, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or material assets.

3.20                        INSURANCE.  The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.  The Company has no key man life insurance or errors and omissions insurance.  The Company is not in default with respect to its obligations under any insurance policy maintained by it, and the Company has not been denied insurance coverage.

3.21                        FINANCIAL STATEMENTS.  The Company will make its Financial Statements available for inspection by Purchaser upon request.  The Financial Statements are accurate and complete in all material respects, are consistent with the books and records of the Company (which, in turn, are accurate and complete in all material respects but are unaudited and are not prepared in compliance with generally accepted accounting principles (“GAAP”) and have been prepared in accordance with the Company’s historical accounting practices consistently applied throughout the periods indicated and with each other, except that such non-GAAP unaudited Financial Statements do not contain all footnotes required by GAAP.  The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein.  Except as set forth in the Financial Statements, the Company does not have any liabilities (whether accrued, absolute, unliquidated, contingent or otherwise, whether or not known to the Company, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing or any state of facts existing at or prior to the Closing other than (i) liabilities and obligations that have arisen after the Financial Statements Date in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit), and (ii) obligations under contracts and commitments incurred in the ordinary course of business that would not be required to be reflected in financial statements prepared in accordance with GAAP.  Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.  The Company maintains and will continue to maintain a standard system of accounting established and administered in a manner consistent with its historical accounting practices.

3.22                        PERMITS.  The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could materially and adversely affect the business, properties or financial condition of the Company.  The Company is not in default in any material respect under any such franchises, permits, licenses or other similar authority.

3.23                        OFFERING.  Subject in part to the truth and accuracy of Purchaser’s representations set forth in Section 4 of this Agreement, the offer, sale and issuance of the Common Stock as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and the qualification or registration requirements of the Law or other applicable blue sky laws.  Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

4.                                      REPRESENTATIONS AND WARRANTIES OF PURCHASER.   Purchaser represents and warrants to the Company as follows:

4.1                               AUTHORIZATION.  Purchaser has full power and authority to enter into this Agreement and all corporate action on the part of Purchaser, its officers, directors, and stockholders necessary for the purchase of the Shares has been taken, and this Agreement constitutes the legally binding and valid obligation of Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.2                               BROKERS AND FINDERS.  Purchaser has not retained any investment banker, broker or finder in connection with the transactions contemplated by this Agreement.

4.3                               PURCHASE ENTIRELY FOR OWN ACCOUNT.  This Agreement is made with Purchaser in reliance upon Purchaser’s representation to the Company, which by Purchaser’s execution of this Agreement Purchaser hereby confirms, that the Shares to be received by Purchaser will be acquired for investment for Purchaser’s own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, such Purchaser further represents that it has no contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Shares.

4.4                               RESTRICTED SECURITIES.  Purchaser understands and acknowledges that the offering of the Shares pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration pursuant to Section 4(2) of the Securities Act, and that the Company’s reliance upon such exemption is predicated, in part, upon Purchaser’s representations set forth in this Agreement.

4.5                               LIMITATIONS ON DISPOSITION.  In no event will Purchaser dispose of any of their respective Shares (other than pursuant to an effective registration statement under the Act or pursuant to Rule 144 promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act (“Rule 144”) or any similar or analogous rule), unless and until (i) Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, Purchaser shall have furnished the Company with an opinion of counsel satisfactory in form and substance to the Company and the Company’s counsel to the effect that (x) such disposition will not require registration under the Securities Act and (y) appropriate action necessary for compliance with the Securities Act and any applicable state, local or foreign law has been taken.

4.6                               INVESTMENT EXPERIENCE AND DISCLOSURE OF INFORMATION.  Purchaser (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Shares; (ii) has received all the information it has requested from the Company in connection with its purchase of the Shares; (iii) has the ability to bear the economic risks of its prospective investment; and (iv) is able to bear the economic risk of its investment and to hold the Shares for an indefinite period of time.

4.7                               ACCREDITED INVESTOR.  Purchaser is an “accredited investor,” as such term is defined for purposes of Regulation D promulgated by the Commission.

5.                                      LEGEND.  The certificates for the Shares shall bear a legend in substantially the following form.

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”).  SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH TRANSFER MAY BE MADE PURSUANT TO RULE 144 OR REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT.”

7.                                      ADDITIONAL COVENANTS OF PARTIES

8.1                               DELIVERY OF SHARE CERTIFICATES.  Within three (3) business days following the Closing, the Company shall execute and deliver to Purchaser a duly executed stock certificate for the number of Shares of Common Stock that the Purchaser is purchasing hereunder.

8.2                               SECURITIES LAW COMPLIANCE.  If applicable, the Company shall file a Form D with the United States Securities and Exchange Commission, shall file “blue sky” securities law forms with cognizant state officials with jurisdiction over the parties or the transaction contemplated herein, as applicable, and shall file such other forms and take such other actions as may be necessary to cause the purchase and sale of the Shares pursuant to this Agreement to comply with applicable federal and state securities laws.

9.                                      MISCELLANEOUS

9.1                               NOTICES.  All notices, elections, requests, demands, and other communications required or permitted under this Agreement shall be in writing, and shall be deemed to have been delivered and received (a) when personally delivered, or (b) on the third (3rd) business day after which sent by registered or certified mail, postage prepaid, return receipt requested, (c) on the date on which transmitted by facsimile or other electronic means generating a receipt evidencing a successful transmission (provided that, on that same date, a copy of such notice is sent by registered or certified mail, postage prepaid, return receipt requested), or (d) on the next business day after the business day on which deposited with a regulated public carrier (e.g., Federal Express) for overnight delivery, freight prepaid, addressed to the party for whom intended at the address or facsimile number set forth on the signature page hereof, or such other address or facsimile number, notice of which is given in a manner permitted by this Section 9.1.

9.2                               BINDING ON SUCCESSORS; ASSIGNMENT.  This Agreement shall be binding upon, and shall inure to the benefit of, the heirs, successors, assigns, and personal representatives of each of the parties.

9.3                               COUNTERPARTS.  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall be one and the same instrument, binding on each of the signatories thereto.

9.4                               TITLES AND SUBTITLES.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.5                               AMENDMENTS AND WAIVERS.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Purchaser.

9.6                               SEVERABILITY.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

9.7                               ENTIRE AGREEMENT.  This Agreement and the documents referred to herein constitute the entire agreement among the parties and supersede and replace all prior and contemporaneous understandings, whether oral or written, regarding such subject matter, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

9.8                               SURVIVAL OF REPRESENTATIONS AND WARRANTIES.  The representations and warranties of the parties contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchaser or the Company.

9.9                               ATTORNEYS’ FEES.  If any action or proceeding is commenced to construe or enforce the terms and conditions of this Agreement or the rights and duties created hereunder, then the party prevailing in such action shall be entitled to recover its attorneys’ fees and the costs of enforcing any judgment entered therein.

9.10                        GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with Nevada law, without regard to the application of the conflict of law principals thereunder.

[Signatures appear on the following pages.]

IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the day and year first above written.

“COMPANY:”

BLACK RAVEN ENERGY, INC., a Nevada corporation

August 27, 2009	By	/s/ William Hayworth
Date		William Hayworth, Chief Executive Officer

Address and Facsimile No. for Notices:

1125 17th Street, Suite 2300
Denver, CO 80202
Facsimile No.: (303) 308-1590

[Signatures continued on following page.]

“PURCHASER:”

WEST COAST OPPORTUNITY FUND, LLC, a Delaware limited liability company

By	WEST COAST ASSET MANAGEMENT, INC., Managing Member

	By	/s/ Atticus Lowe
Name: Atticus Lowe
Title: Chief Investment Officer

August 27, 2009
Date

Address and Facsimile No. for Notices:

West Coast Opportunity Fund, LLC
c/o West Coast Asset Management, Inc.
Attn: Atticus Lowe
1205 Coast Village Road
Montecito, CA 93108

Facsimile No.: (805) 648-6466

PURCHASER SIGNATURE PAGE TO PURCHASE AGREEMENT